SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

	Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 8, 1997

(Exact name of registrant as specified in its charter)

FBL Financial Group, Inc.


(State or other jurisdiction of incorporation)

(Commission File Number)

(IRS Employer Identification No.)

Iowa

1-11917

42-1411715







(Address of Principal executive offices)			(Zip Code)

5400 University Avenue
West Des Moines, Iowa					50266

Registrant's telephone number, including area code

(515) 225-5400

(Former name or former address, if changed since last report.)    N/A











Item 5.  Other Events.

 	On December 8, 1997, FBL Financial Group, Inc. (the "Company") announced the formation of an alliance with American Equity Investment Life Holding Company, a privately held insurance holding company, for the development, marketing and administration of variable annuity and variable universal life insurance products. A subsidiary of the Company will reinsure the variable business written by American Equity. Also announced was a planned $25,000,000 cash investment in American Equity by the Company. The press release announcing these matters is included as an exhibit to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC.
(Registrant)

Date: December 11, 1997


By:   /s/ James W. Noyce
James W. Noyce, Chief Financial Officer



EXHIBITS TO FORM 8-K

         99.1	Press Release dated December 8, 1997


EXHIBIT 99.1

FOR IMMEDIATE RELEASE
MONDAY, DECEMBER 8, 1997

FBL FINANCIAL GROUP, INC. AND AMERICAN EQUITY INVESTMENT LIFE
HOLDING COMPANY ANNOUNCE ALLIANCE TO SELL VARIABLE PRODUCTS;
INVESTMENT IN AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

West Des Moines, Iowa - FBL Financial Group, Inc. (NYSE: FFG) and American Equity Investment Life Holding Company both of West Des Moines, Iowa today announced a strategic alliance which includes an agreement under which FBL Financial Group will assist American Equity Investment Life Holding Company (American Equity) in the development, marketing and administration of variable annuity and variable universal life insurance products. Under a separate reinsurance arrangement, FBL Financial Group, through its wholly-owned subsidiary Farm Bureau Life Insurance Company, will share in the risks, costs and profits of the variable business written by American Equity.

Also announced is a planned $25,000,000 cash investment by FBL Financial Group in common stock of American Equity. This transaction, which is contingent upon regulatory approval, is expected to take place by December 31, 1997. A portion of the shares acquired by FBL Financial Group will be placed in a voting trust with the voting trustees being members of management of American Equity. The voting trust arrangement will allow American Equity's management to maintain control of the Company and will limit FBL Financial Group's power to vote to 20 percent of the Company's voting securities. FBL Financial Group will name a member to American Equity Investment Life Insurance Company's Board of Directors.

American Equity Investment Life Holding Company is a privately held holding company organized and controlled by David J. Noble, the company's Chairman, President and Treasurer. Mr. Noble is the former Chairman and President of The Statesman Group, Inc. The holding company wholly owns American Equity Investment Life Insurance Company, an Iowa domiciled insurance company. American Equity sells a wide array of fixed income annuities and traditional life insurance products in 31 states and the District of Columbia through approximately 3,700 agents. American Equity began selling annuity products in 1997 and during the eleven month period ended November 30, 1997, annuity premiums collected totaled $128,500,000.


The companies have signed a letter of intent to jointly design and develop certain variable annuity and variable life insurance products to be marketed exclusively by American Equity. American Equity will develop and expand its agency and brokerage force for the marketing and distribution of the variable products and FBL Financial Group will assist American Equity with the formation of a registered broker/dealer to facilitate the marketing efforts. FBL Financial Group will also provide the administrative support and systems resources to manage and administer the variable business sold by American Equity. Costs incurred by FBL Financial Group to administer these variable products will be allocated to American Equity. It is anticipated variable products will be available for sale by American Equity no later than June 1998.

Noble stated, "American Equity views the strategic alliance with FBL as a major unique event that will benefit both groups as they take advantage of a very dynamic and exciting opportunity for the future. American Equity's initial Business Plan contemplated marketing variable insurance products during 1998. The success of our marketing efforts of fixed annuities which have exceeded $25,000,000 for each of the months of October and November mandates our continuing efforts in the fixed annuity arena, while at the same time continuing to follow our planned program for variable products."

Tom Gibson, Chief Executive Officer of FBL Financial Group stated, "We believe the investment in and alliance with American Equity will provide FBL Financial Group with a significant source of revenues and profits over the long term. American Equity has a solid business plan and a proven ability to develop, market and distribute annuity products. By combining our expertise in variable products with American Equity's marketing force, we expect to generate a significant level of variable annuity and variable life insurance business."

Gibson added, "The alliance will also help our bottom line by expanding the volume of business over which we spread our fixed costs. We expect this deal will be additive to earnings beginning in 1999."

The statements in this release concerning the outlook on American Equity's growth opportunities and potential for profitability and related potential impact on the earnings of FBL Financial Group, Inc. are forward-looking statements that involve certain risks and uncertainties, including the acceptance of American Equity's current and future products by customers and agents, and the success of American Equity's marketing efforts. These forward-looking statements are based on assumptions which American Equity and FBL Financial Group believe to be reasonable. No assurance can be given that the assumptions will prove to be correct, and the difference between assumptions and actual results could be material.

FBL Financial Group is a holding company whose primary operating subsidiaries include Farm Bureau Life Insurance Company, Western Farm Bureau Life Insurance Company and Utah Farm Bureau Insurance Company. It underwrites, markets and distributes life insurance, annuities, property-casualty insurance and mutual funds to individuals and small businesses in 15 Midwestern and Western states, including approximately 700,000 Farm Bureau member families, through an exclusive agency force.

###


Page 5